UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2011

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 480-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 3, 2011, Openwave Systems Inc. issued a press release announcing its financial results for the fiscal quarter ended December 31, 2010. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 28, 2011, Openwave Systems Inc. (the “Company”) committed to a restructuring plan to consolidate the Company’s resources, primarily in development, and improve operating efficiencies (the “Restructuring Plan”). The Restructuring Plan contemplates an approximate 7% reduction in workforce. The Company expects to incur approximately $2.0 million in restructuring charges related to employee severance arrangements for employees impacted by the Restructuring Plan during the three months ending March 31, 2011, which will comprise future cash expenditures.

The Company expects to substantially complete the activities related to the Restructuring Plan by June 30, 2011. The associated charges are expected to be recorded in the Company’s third quarter results for fiscal year 2011.

The activities related to the Restructuring Plan, and other planned efficiencies, are expected to result in approximately $12.0 million in annual costs savings.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	On January 29, 2011, the Company and Martin McKendry, Senior Vice President Engineering of the Company, determined that Mr. McKendry would terminate his employment with the Company effective January 31, 2011.

(b)	In connection with the determination that Mr. McKendry would terminate his employment with the Company, the Company and Mr. McKendry entered into a severance agreement pursuant to which Mr. McKendry will receive severance benefits equal to six months of base salary, totaling $150,000, subject to withholdings and deductions, and paid COBRA benefits for a maximum of six months.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Openwave Systems Inc. on February 3, 2011.

The information in Item 2.02 and Item 5.02(e) of the report, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended. The information contained in Item 2.02 and Item 5.02(e) and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Openwave Systems Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/S/ ANNE BRENNAN
Name:	Anne Brennan
Title:	Chief Financial Officer

Date: February 3, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Openwave Systems Inc. on February 3, 2011.